JER
PARTNERS
J.E. Robert Company, Inc.
Report of Management on Compliance
February 15, 2005
We, as members of management of J.E. Robert Company, Inc., (the Company) are responsible for complying with the requirements of the minimum servicing standards identified in the Mortgage
Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
(the USAP) for Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage
Pass-Through Certificates Series 1997-SPICE, Nomura Asset Securities Corporation Commercial
Mortgage Pass-Through Certificates Series 1995-MD III, Credit Suisse First Boston Mortgage
Securities Corp. Commercial Mortgage Pass-Through Certificates Series 1995-AEW1 (EMIF),
Midland Realty Acceptance Corporation Commercial Mortgage Pass-Through Certificates Series
1996-C2, Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through
Certificates Series 1996-C1, Structured Asset Securities Corporation Multiclass Pass-Through
Certificates Series 1996-C3, DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-
Through Certificates Series 2000-STF1, Merrill Lynch Capital Canada Inc. Commercial
Mortgage Pass-Through Certificates Series 2000-Canada 3, Credit Suisse First Boston Mortgage
Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2001-FL1, Credit Suisse
First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series
2002-FL1, Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-
Through Certificates Series 2002-FL2, Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2004-FL1, Credit Suisse First Boston
Mortgage Securities Corp. Commercial Mortgage Pass- Through Certificates Series 2004-C4,
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass- Through Certificates Series
2004-BCP1 and J.P. Morgan Chase Commercial Securities Corp. Commercial Mortgage Pass-
Through Certificates Series 2004-C3 (collectively referred to as the Certificates). We also are responsible for establishing and maintaining effective internal control over compliance with the minimum servicing standards identified in the USAP. We have performed an evaluation of the
Company's compliance with the requirements of the minimum servicing standards identified in the USAP as of December 31, 2004 and for the year then ended. Based on this evaluation, we assert that for the year ended December 31, 2004, the Company complied with the requirements of the minimum servicing standards identified in the USAP. As of and for the year ended
December 31, 2004, the Company had in effect a fidelity bond/crime insurance and errors and omissions policy in the amounts of $15 million and $10 million, respectively, which provide coverage for each of the Certificates referenced herein on a blanket basis.
/s/ Keith Beicher
Keith Beicher, Managing Director

/s/ Bruce Cunningham
Bruce Cunningham, Director

/s/ Debra Morgan
Debra Morgan, Vice President